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                            REIMBURSEMENT AGREEMENT


          This REIMBURSEMENT AGREEMENT is made as of May ___, 1997, by and among STAR DIGITEL LIMITED, a Hong Kong corporarion (the "BORROWER"), STAR TELECOM HOLDING LIMITED, a Hong Kong corporation ("STHL") and VANGUARD CELLULAR FINANCIAL CORP., a North Carolina corporation ("VCFC"). STHL and VCFC are from time to time referred to collectively as the "GUARANTORS".

          1. Reference is made to the Guaranty dated May ___, 1997 (as amended, supplemented or otherwise modified from time to time, the "GUARANTY") by each of the Guarantors in favor of Toronto-Dominion Bank (the "LENDER") in support of certain obligations of the Borrower under a Bridge Loan Agreement dated as of May ___, 1997 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") by and between the Borrower and the Lender. Capitalized terms used but not otherwise defined herein have the meaning prescribed to them in the Credit Agreement and the Guaranty.

          2. The Borrower hereby irrevocably and unconditionally undertakes and agrees to (a) to reimburse the Guarantors immediately upon demand for all amounts paid by Guarantors under and pursuant to the terms of the Guaranty, and (b) to indemnify and hold harmless the Guarantors against, and to pay the Guarantors immediately upon demand, for all actions, proceedings, claims, demands, costs, charges, damages, losses and expenses (including, without limitation, consequential damages) of any description whatsoever and to pay the Guarantors immediately upon demand for all payments, losses, costs and expenses made, suffered or incurred by the Guarantors in relation to or arising out of the payment by the suffered or incurred by the Guarantors in relation to or arising out of the payment by the Guarantors of any amount under and pursuant to the terms of the Guaranty.

          3. Without limiting the Borrower's obligation under Section 2 of this Reimbursement Agreement, STHL and VCFC hereby agree that any and all amount recovered from the Borrower in relation to or arising out of this reimbursement Agreement shall be shared pro-rata between STHL and VCFC in proportion to the STHL Guaranteed Percentage and the VCFC Guaranteed percentage, respectively.

          4. This Reimbursement Agreement may only be amended by an instrument in writing signed by each of the parties hereto. The provisions of the Reimbursement Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, United States (without reference to choice or conflict of laws of principle).

          5. This reimbursement Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this
Reimbursement Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


                              STAR DIGITEL LIMITED



                              By:
                                 -------------------------------------
                                   Title:  Vice President
                                   Name:   Shao Kwok Keung, Alfred



                              STAR TELECOM HOLDING LIMITED



                              By:
                                 -------------------------------------
                                   Title:  General Manager
                                   Name:   Shao Kwok Keung, Alfred



                              VANGUARD CELLULAR FINANCIAL CORP.



                              By:
                                 -------------------------------------
                                   Title:
                                   Name:





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